Exhibit 21.1

MAGNERA CORPORATION
LIST OF SUBSIDIARIES

AVINTIV Acquisition LLC	Glatfelter Scaër SAS
AVINTIV, Inc	Glatfelter Services GmbH
AVINTIV Specialty Materials LLC	Glatfelter Sontara Argentina S.R.L.
Balo-I Industrial, Inc.	Glatfelter Sontara Asturias S.A.U
Bonlam SA de CV	Glatfelter Sontara Japan G.K.
Chicopee Asia Limited	Glatfelter Sontara Korea Co., Ltd.
Chicopee Holdings BV	Glatfelter Sontara Mexico S.A. de C.V
Chicopee Holdings CV	Glatfelter Sontara Nonwovens (Shanghai) Co., Ltd.
Chicopee LLC	Glatfelter Sontara Old Hickory, Inc.
Companhia Providencia Industria e Comercio	Glatfelter Sontara South Asia Sdn. Bhd
Dominion Textile (USA) LLC	Glatfelter Sontara Switzerland AG
Dounor SAS	Glatfelter Steinfurt GmbH
Fabrene, Inc.	Glatfelter Switzerland GmbH
Fabrene, LLC	GW Partners, LLC
Fiberweb Berlin GmbH	HHS France Holdings SAS
Fiberweb France SAS	HHS German Holdings GmbH
Fiberweb Geosynthetics Limited	Magnera Acquisition Company do Brasil Ltda
Fiberweb Holdings Limited	Magnera Aschersleben GmbH
Fiberweb Italia SRL	Magnera do Brasil Ltda
Fiberweb Limited	Magnera Dombühl GmbH
Fiberweb LLC	Magnera Europe GmbH
Fiberweb Terno D'Isola SRL	Magnera Film Products Acquisition Company, Inc.
Glatfelter Advanced Materials N.A., LLC	Magnera Film Products Company, Inc.
Glatfelter Berlin GmbH	Magnera Holding Company do Brasil Ltda
Glatfelter Caerphilly Ltd.	Nanhai Nanxin Non Woven Company Limited
Glatfelter Composite Fibers NA, Inc.	Newtech Pulp, Inc.
Glatfelter Denmark A/S	Old Hickory Steamworks LLC
Glatfelter Digital Solutions, LLC	PGI Acquisition Limited
Glatfelter Dresden GmbH	PGI Argentina SA
Glatfelter Falkenhagen GmbH	PGI Colombia Ltda
Glatfelter Gatineau Ltée	PGI Europe LLC
Glatfelter Gernsbach GmbH	PGI France SAS
Glatfelter Holding (Denmark) A/S	PGI Holdings BV
Glatfelter Holding (Luxembourg) AG	PGI Netherlands Holdings (No 2) BV
Glatfelter Holding (Switzerland) AG	PGI Nonwoven (China) Company Limited
Glatfelter Holdings, LLC	PGI Nonwovens (Mauritius)
Glatfelter Industries (France) SAS	PGI Nonwovens BV
Glatfelter Industries Asheville, Inc.	PGI Polymer LLC
Glatfelter Italia SRL	PGI Spain SLU
Glatfelter Luxembourg Sàrl	PHG Tea Leaves, Inc.
Glatfelter Luxembourg Services Sàrl	Polymer Group Holdings CV
Glatfelter Lydney, Ltd.	Providencia USA Inc
Glatfelter Malta Limited	Rafypak SA de CV
Glatfelter Mexico S.A. de C.V.	SCI du Vertuquet
Glatfelter Mt. Holly LLC	Terram Defencell Limited
Glatfelter Nonwovens (Suzhou) Co., Ltd.	Terram Limited
Glatfelter Romania srl	Treasure Merger Sub II, LLC
Glatfelter Russia, LLC	Tyco Acquisition Alpha LLC